As filed with the Securities and Exchange Commission on April 13, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                       7311                    13-1024020
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
     of incorporation         Industrial Classification   Identification Number)
     or organization)                Code Number)

                           1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399-8000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   Nicholas J. Camera, Senior Vice President,
                           General Counsel & Secretary
                    The Interpublic Group of Companies, Inc.
                           1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399-8000

       (Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

         Barry M. Fox, Esq.                       James M. Dubin, Esq.
 Cleary, Gottlieb, Steen & Hamilton     Paul, Weiss, Rifkind, Wharton & Garrison
          One Liberty Plaza                    1285 Avenue of the Americas
      New York, New York 10006                  New York, New York 10019
           (212) 225-2000                            (212) 373-3000


                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement which relates to the issuance of common stock of The Interpublic Group of Companies, Inc. in the merger of NFO Worldwide, Inc. with a wholly owned subsidiary of The Interpublic Group of Companies, Inc. pursuant to the Agreement and Plan of Merger, dated December 20, 1999, as amended.

                  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. |_|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-31436

                  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
          Securities to be             Amount to    Proposed Maximum    Proposed Maximum
             Registered                   be         Offering Price        Aggregate            Amount of
       Title of Each Class of        Registered(1)     Per Share       Offering Price (2)  Registration Fee (2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ......     692,258           N/A            $30,898,765.31          $8157.27
---------------------------------------------------------------------------------------------------------------
(1)  The Registrant, The Interpublic Group of Companies, Inc. ("IPG"),
     previously filed a registration statement on Form S-4 (Commission File No.
     333-31436) to cover 14,042,025 shares (the "Initial Shares") of IPG's common stock, $.01 par value ("IPG Common Stock"), issuable in connection with the merger of a wholly owned subsidiary of IPG with and into NFO
     Worldwide, Inc. ("NFO"). IPG is filing this registration statement on Form
     S-4 pursuant to Rule 462(b) with respect to an additional 692,258 shares of
     IPG Common Stock issuable in connection with the merger based on an increase in the maximum exchange ratio contemplated by the merger agreement from 0.5274 to 0.5503.
(2)  At the maximum exchange ratio of 0.5503, 1,257,965 shares of NFO common stock would be cancelled in the transaction in exchange for the additional
     692,258 shares of IPG Common Stock registered hereby. The Proposed Maximum
     Aggregate Offering Price and the Amount of Registration Fee are based on this number of shares of NFO Common Stock and, pursuant to Rules 457(f) and
     457(c) under the Securities Act of 1933, as amended, the average of the high and low sale prices of NFO common stock, as reported by the New York
     Stock Exchange, Inc. on April 12, 2000. IPG previously paid a registration fee of $127,400.63 in connection with the registration of the Initial
     Shares. In accordance with Rule 457(a), the shares of NFO common stock that would be cancelled in the transaction in exchange for the Initial Shares have been excluded from the calculation of the amount of the registration fee payable in connection with this registration statement.

                                  ------------


         Explanatory Note and Incorporation of Information by Reference

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the offering of shares of Common Stock of The Interpublic Group of Companies, Inc. ("IPG") in connection with its acquisition of NFO Worldwide, Inc. as described in the registration statement on Form S-4, Registration No. 333-31436, as amended (the "Prior Registration Statement"). This Registration Statement is being filed to register an additional 692,258 shares of Common Stock of IPG for issuance in connection with that acquisition. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.


                                    Exhibits

     5.1 Opinion of Nicholas J. Camera, Esq. as to the legality of the issuance of the shares of common stock offered hereby

     8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to U.S. tax matters

     8.2    Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters

     23.1 Consent of PricewaterhouseCoopers LLP (relating to financial statements of The Interpublic Group of Companies, Inc.)

     23.2 Consent of Arthur Andersen LLP (relating to financial statements of NFO Worldwide, Inc.)

     23.3 Consent of Soteriou Banerji (relating to financial statements of The MBL Group plc included in the financial statements of NFO Worldwide, Inc.)

     23.4 Consent of Haarmann, Hemmelrath & Partner GmbH (relating to financial statements of Infratest Burke Aktiengesellschaft Holding, a subsidiary of NFO Worldwide, Inc.)

     23.5 Consent of Ernst & Young LLP (relating to financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. included in the financial statements of The Interpublic Group of Companies, Inc.)

     23.6 Consent of Ernst & Young (relating to financial statements of International Public Relations plc included in the financial statements of The Interpublic Group of Companies, Inc.)

     24.1 Powers of Attorney (Incorporated by reference to The Interpublic Group of Companies, Inc.'s Registration Statement on Form S-4, File No. 333-31436)

     99.5   Consent of Greenhill & Co., LLC


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2000.

                                     THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                     By: /s/ Nicholas J. Camera
                                         -----------------------------
                                         Name:   Nicholas J. Camera
                                         Title:  Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                  Title                           Date
            ---------                                  -----                           ----
               *
--------------------------------    Chairman of the Board, President and Chief     April 13, 2000
      Philip H. Geier, Jr.            Executive Officer (Principal Executive
                                               Officer) and Director

               *
--------------------------------     Executive Vice President, Chief Financial     April 13, 2000
          Sean F. Orr                Officer (Principal Financial Officer) and
                                                     Director

               *
--------------------------------           Vice President and Controller           April 13, 2000
         Frederick Molz                   (Principal Accounting Officer)

               *
--------------------------------                     Director                      April 13, 2000
        Frank J. Borelli

               *
--------------------------------                     Director                      April 13, 2000
       Reginald K. Brack

               *
--------------------------------                     Director                      April 13, 2000
        Jim M. Considine

               *
--------------------------------                     Director                      April 13, 2000
      John J. Dooner, Jr.

               *
--------------------------------                     Director                      April 13, 2000
         Frank B. Lowe

               *
--------------------------------                     Director                      April 13, 2000
        Michael A. Miles

               *
--------------------------------                     Director                      April 13, 2000
         Lief H. Olsen

               *
--------------------------------                     Director                      April 13, 2000
         Allen Questrom

               *
--------------------------------                     Director                      April 13, 2000
       J. Phillip Samper


*    By:  /s/ Nicholas J. Camera
          -----------------------------
     Name:  Nicholas J. Camera
     Title:  Attorney-in-Fact

                                  EXHIBIT INDEX

    EXHIBIT NUMBER                                               DESCRIPTION

          5.1 Opinion of Nicholas J. Camera, Esq. as to the legality of the issuance of the shares of common stock offered hereby

          8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to U.S. tax matters

          8.2 Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters

          23.1 Consent of PricewaterhouseCoopers LLP (relating to financial statements of The Interpublic Group of Companies, Inc.)

          23.2 Consent of Arthur Andersen LLP (relating to financial statements of NFO Worldwide, Inc.)

          23.3 Consent of Soteriou Banerji (relating to financial statements of The MBL Group plc included in the financial statements of NFO Worldwide, Inc.)

          23.4 Consent of Haarmann, Hemmelrath & Partner GmbH (relating to financial statements of Infratest Burke Aktiengesellschaft Holding, a subsidiary of NFO Worldwide, Inc.)

          23.5 Consent of Ernst & Young LLP (relating to financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. included in the financial statements of The Interpublic Group of Companies, Inc.)

          23.6 Consent of Ernst & Young (relating to financial statements of International Public Relations plc included in the financial statements of The Interpublic Group of Companies, Inc.)

          24.1 Powers of Attorney (Incorporated by reference to The Interpublic Group of Companies, Inc.'s Registration Statement on Form S-4, File No. 333-31436)

          99.5      Consent of Greenhill & Co., LLC